Exhibit 10.1

Consolidated Loan Agreement

This Consolidated Loan Agreement (“Agreement”) is made and entered into as of January 29, 2014, by and between ZENITH EQUITY GROUP LTD., a company incorporated under the laws of Belize and having an address at 3 Peterhouse Road, Sutton, Macclesfield, Cheshire SK11 0EN, United Kingdom (“Lender”) and OCEAN ELECTRIC INC., a company incorporated under the laws of the State of Nevada and having a registered office at the address of 112 North Curry Street, Carson City, Nevada 89703 (“Borrower”).

Recitals

Whereas, the Borrower and the Lender wish to consolidate certain outstanding loans, and incorporate the accrued interest into the consolidated principal amount by this Agreement;

Whereas, the outstanding loans by the Lender to the Borrower and amounts due as of January 29, 2014, are the following: (a) a loan of $450,000 made on June 26, 2012, (b) a loan of $40,000 made on September 18, 2013, (c) accrued interest from the date of making of the $450,000 loan to the date of this consolidated loan in the amount of $25,113.70, and (d) the accrued interest from the date of making of the $40,000 loan to the date of this consolidated loan in the amount of $510.13, such that the consolidated principal under this Agreement will be $515,623.83, before to any extensions of credit as provided in this Agreement;

Whereas, the Borrower wishes to continue to borrow the sum $515,717.80 and to borrow certain additional monies from the Lender and the Lender wishes to continue to lend the outstanding amount due and lend certain additional monies to the Borrower, in order for the Borrower to meet outstanding financial obligations and provide working capital; and

Whereas, this note represents a termination of the two loan agreements between the Lender and Borrower dated as of June 26, 2012 (the “2012 Note”), and July 30, 2013 (the “2013 Note”).

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Consolidation of Prior Loans and Outstanding Accrued Interest.  As of the date of this Agreement, the Borrower and Lender agreed that the consolidate, aggregate outstanding principal and interest due from the extensions of credit until the date hereof under the 2012 Note and the 2013 Note is $515,623.83, which shall form a portion of the principal due under this Agreement.  As of the execution of this Agreement, the 2012 Note and 2013 Note, and any documents or agreements relating to the prior borrowings by the Borrower from the Lender, shall be deemed null and void, and the terms of this Agreement shall replace all those agreements, writings and arrangements.

2.

New Credit Loan.  Upon execution of this Agreement, Lender shall lend to the Borrower, and the Borrower shall borrow from the Lender, an additional amount equal to $100,000 (one hundred thousand United States dollars).  The loan shall be funded to the Borrower by wire transfer, to an account designated by the Borrower to the Lender.

3.

Extension of Credit Facility.  Upon execution of this Agreement, Lender will make available from time to time, during the period of availability, to the Borrower, and Borrower will have the right to obtain from Lender, an additional amount equal from time to time during the period of availability an aggregate of $300,000 (three hundred thousand United States dollars).  The additional borrowings will be made available and funded by wire transfer, to an account designated by Borrower to the Lender at the time of the drawdown.  The Borrower will present to the Lender a written notice requesting the sum to be borrowed under the credit line, at such time as and when determined by the Borrower, each to be in the amount of $100,000.  Requests for the additional sums may be made commencing the date hereof and ending on December 31, 2014. The drawdown notice, will state (i) the amount to be borrowed of $100,000, (ii) the account for payment, (iii) the funding date and (iv) the representation that o the date of the drawdown notice, the Borrower is not in default under this Agreement, and the drawdown notice must be delivered to Lender not more than 15 and not less than 5 business days before the requested funding date.  The Borrower may not obtain any additional sum under this extension of credit if the Borrower is in default of this Agreement, as defined herein, on the date of the notice or the date the credit amount is to be sent to the Borrower.

4.

Loan Amount.  For purposes of this Agreement, the term “Loan” will mean the consolidated debt amount of $515,623.83, the $100,000 lent as of the date hereof, and any amounts lent after the date hereof pursuant to Section 3, aggregating up to an additional $300,000.  All dollar amounts stated in this Agreement are in United States dollars, regardless of the currency used to extend the credit hereunder.  And discrepancies between the amounts received in currencies other than United States dollars will be deemed waived if not brought to the attention of the party paying the amount within 10 business days of the receipt of funds.

5.

Interest.  The interest rate on the outstanding and unpaid principal amount of the Loan will be 6% per year, simple interest, calculated on the basis of a 365 day year. The interest will be payable in full on the Maturity Date (defined below) of the Loan or on the prepayment of any of the principal amount as to the amount of principal being paid.

6.

Repayment; Maturity.  The Loan will mature on April 15, 2018 (“Maturity Date”).  On the Maturity Date, the total unpaid principal and all accrued, unpaid interest will be due and payable to the Lender, without deduction or offset, other than for prepayments and conversions of principal and interest amounts as provided in this Agreement.

7.

Prepayment.  The Borrower has the right to prepay the principal and the interest due thereon, in whole or in part, from time to time, in its sole discretion.  As a condition to any prepayment, the Borrower is required to give not less than 45 and no more than 60 calendar days’ notice of its intention to make a prepayment, stating the date of prepayment, the principal to be paid and the interest being paid through the date  the prepayment is to be made.  The failure to make a prepayment, when indicated in a prepayment notice, or a lesser amount than indicated, will not be a default under the terms of this Agreement, and in that event, the unpaid principal and interest will not be deemed paid and will continue to be due and payable pursuant to the terms of this Agreement.  The Lender will continue to have the right to convert the principal and interest to be prepaid until the fifth calendar day prior to the date specified for prepayment, in accordance with the terms of this Agreement.

8.

Conversion.  (a) The principal and accrued interest due hereon, may be converted at the option of the Lender, at any time and from time to time, for all or a portion of the sums then due hereunder, into shares of common stock of the Borrower, at the initial rate of $.10 per share (“Conversion Rate”), subject to the limitation specified in connection with a prepayment of principal and interest. [By way of illustration only, $100,000 of principal and interest may be converted into 1,000,000 shares.]  Notwithstanding the foregoing, no conversion may be permitted if the Borrower does not have the authorized and un-issued shares available to be issued at the time of conversion.  There shall be no conversion if the resulting shares represent more than 9.99% of the issued and outstanding shares of common stock of the Borrower, including any shares that may be issuable under any convertible or exercisable instruments of the Borrower held by the Lender, unless there is a specific acknowledgement by the Lender if its intent to convert into shares of common stock representing greater than such 9.99% amount.  If there is any adjustment to the common stock of the Borrower by means of a combination of shares or division of shares, such as a stock split or dividend or reverse stock split, then the conversion rate will be will be increased or decreased, as appropriate, so as to provide for the proportionate number of shares of common stock so as to reflect the rights of conversion after such event as they existed before the event; and further, in the event of a corporate event where the Borrower is merged or otherwise combined with another entity and the Borrower is not the surviving entity, then the right of conversion will be the right to acquire common equity or the equivalent of the resulting entity in the amount and at the rate so as to represent the equivalent of the conversion right immediately prior to such corporate event, whether or not this Agreement is assumed by the resulting entity. Once the shares of common stock are issued by the Borrower, then the amount due hereunder will be deemed fully paid, and the shares of common stock will be issued as fully paid, non-assessable shares of equity of the Borrower.  In the event of an adjustment to the conversion right, the Borrower will notify the Lender of the adjusted conversion rights, the failure of which is not a breach of this Agreement. The conversion right will be exercised by the Lender by written notice of the amount of principal and interest to be converted, the then applicable conversion rate and the number of shares to be issued on conversion, and unless objected to by the Borrower, such shares due on conversion will be issued promptly by the Borrower.  The right of conversion will continue in the event of an Event of Default, as specified herein.

(b)

The Conversion Rate will be subject to adjustment in the event the Borrower subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of common stock into a greater number of shares, in which case the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of common stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this section  will become effective immediately after the effective date of such subdivision or combination. In the event that the Borrower takes any action to which this section is not strictly applicable, or, if applicable, would not operate to protect the Lender from dilution or if any event occurs of the type contemplated by the provisions of this section but not expressly provided for, then the Borrower’s board of directors will in good faith determine and implement an appropriate adjustment in the Conversion Rate to protect the rights of the Lender, provided that no adjustment will increase the Conversion Rate.  Additionally, if the Lender does not accept the adjustments as appropriately protecting its interests hereunder against dilution, then the Borrower’s board of directors and the Lender will attempt to agree, in good faith, upon an independent investment bank of nationally recognized standing to make the appropriate adjustment, whose determination shall be final and binding and whose fees and expenses shall be borne one- half by each of the Borrower and the Lender.

9.

Payment for Shares.  In addition to the right of conversion, the Lender has the right to offer all or a portion of the principal and interest due under this Agreement in payment of shares of common stock of the Borrower in any offering of shares of common stock being offered for sale directly by the Borrower, whether or not being offered through an intermediary, provided such surrender of the principal and interest due and the sale of the shares of common stock shall be in compliance with all applicable law.  The Borrower reserves the right to determine compliance with applicable law, in its sole discretion, on the advice of its counsel.

10.

Events of Default. (a)  Each of the following events shall constitute an “Event of Default” of this Agreement and the Loan:

(i)

the Borrower’s failure to convert this Note into shares of common stock in compliance with this Agreement, provided that there shall be no Event of Default during any period of good faith disagreement regarding the conversion amount, the number of shares to be issued, and the satisfaction of any advance requirements for the conversion;

(ii)

the Borrower’s failure to pay to the Lender any amount of principal or interest when and as due under this Agreement, except, in the case of a failure to pay principal or interest when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(iii)

bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower and, if instituted against the Borrower by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)

the commencement by the Borrower of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Borrower in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Borrower in furtherance of any such action; or

(v)

the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Borrower of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days.

(b)

Upon the occurrence of an Event of Default, the Borrower will within two (2) business days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Lender. At any time after Lender’s receipt of an Event of Default Notice or the Lender becoming aware of an Event of Default, the Lender may, by notice to the Borrower, declare this Note to be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

11.

Miscellaneous.

(a)

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to this loan and the subjects herein stated, and no other loan. The 2012 Loan and the 2013 Loan and any documents or agreements relating to the prior borrowings by the Borrower from Lender are terminated and of not further force and effect, and shall not be used to interpret any of the rights, obligations and terms of this Agreement.

(b)

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the internal laws of the state of Nevada, without regard to conflicts of law principles.

(c)

The headings herein are for convenience only, and do not constitute a part of this Agreement.  The headings will not be deemed to limit or affect any of the provisions hereof.

(d)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission or its equivalent, such as electronic signature or pdf., such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as of such facsimile signature were the original thereof.

(e)

The obligations hereunder are not secured or guaranteed in any way, by any person or entity.

(f)

The Lender represents that it is now and at the time of any conversion of the principal and/or interest will be an accredited investor under the terms of the United States federal securities laws and otherwise is able to purchase shares in compliance with Regulation D, Rule 506(b), and it will provide any and all such information to the Borrower in respect of the foregoing as may be reasonably requested, from time to time by the Borrower or its representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

LENDER:

Zenith Equity Group Ltd.

By: /s/Timothy William Green

Timothy William Green

Authorized Signatory

BORROWER:

Ocean Electric Inc.

By: /s/ Ricardo Prats

Ricardo Prats,

President